                                                                    Exhibit 10.1

                 SILICON VALLEY BANK SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS SECOND  AMENDED AND  RESTATED  LOAN AND SECURITY  AGREEMENT  (this
"Agreement")  dated as of October 12,  2006,  between  SILICON  VALLEY  BANK,  a
California  chartered  bank, with its principal place of business at 3003 Tasman
Drive,  Santa  Clara,   California  95054  (FAX  (408)  980-6410)  ("Bank")  and
GlobalOptions,  Inc., a Delaware corporation,  with offices at 1615 L St., Suite
300, Washington, DC 20036 (FAX 202.293.2406 )("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank.  This Agreement amends  and  restates  that  certain  Amended  and  Restated  Loan and  Security
Agreement,  dated  February  3,  2006,  as  amended  from  time to time,  in its entirety. The parties agree as follows:

         1        ACCOUNTING AND OTHER TERMS

         Accounting  terms not  defined  in this  Agreement  shall be  construed following GAAP. Calculations and determinations must be made following GAAP. The term  "financial  statements"  includes  the  notes  and  schedules.  The  terms
"including"  and  "includes"   always  mean  "including  (or  includes)  without
limitation," in this or any Loan Document.  Capitalized  terms in this Agreement shall have the  meanings  set forth in Section 13. All other terms  contained in this Agreement,  unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

         2        LOAN AND TERMS OF PAYMENT

         2.1 PROMISE TO PAY.  Borrower  hereby  unconditionally  promises to pay
Bank the unpaid  principal  amount of all Advances  hereunder with all interest, fees and finance  charges due  thereon as and when due in  accordance  with this
Agreement.

         2.1.1    FINANCING OF ACCOUNTS.

                  (a)  AVAILABILITY.  Subject  to the  terms of this  Agreement,
Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion,  finance such Eligible Accounts by extending credit  to  Borrower  in an  amount  equal to the  result  of the  Advance  Rate multiplied by the face amount of the Eligible Account (the "Advance"). Bank may, in its  sole  discretion,  change  the  percentage  of the  Advance  Rate  for a particular Eligible Account on a case by case basis. When Bank makes an Advance, the Eligible Account becomes a "Financed Receivable."

                  (b)  MAXIMUM  ADVANCES.  The  aggregate  face  amount  of  all
Financed Receivables  outstanding at any time may not exceed the Facility Amount minus the face amount of all outstanding Letters of Credit.

                  (c) BORROWING  PROCEDURE.  When Borrower's Net Cash Balance is
less than  $5,000,000,  Borrower  will deliver an Invoice  Transmittal  for each
Eligible  Account it offers.  When  Borrower's  Net Cash  Balance is equal to or greater than $5,000,000,  Borrower may deliver, in lieu of Invoice Transmittals, on a monthly basis,  no later than five (5) days following the end of each month when Advances are outstanding (or immediately prior to an Advance if no Advances are  then-outstanding),  a summary of Eligible  Accounts  in form and  substance acceptable to Bank in all respects (the "Eligible Accounts  Summary").  Bank may rely on  information  set forth in or provided with the Invoice  Transmittal  or
Eligible Accounts Summary, as the case may be.

                  (d) CREDIT  QUALITY;  CONFIRMATIONS.  Bank may, at its option, conduct a credit  check of the  Account  Debtor for each  Account  requested  by
Borrower for financing  hereunder in order to approve any such Account  Debtor's credit before  agreeing to finance such Account.  Bank may also verify  directly with the  respective  Account  Debtors the  validity,  amount and other  matters relating to the Accounts (including confirmations of Borrower's  representations in Section 5.3) by means of mail, telephone or otherwise,  either in the name of
Borrower or Bank from time to time in its sole discretion.

                  (e)  ACCOUNTS  NOTIFICATION/COLLECTION.  Bank may  notify  any
Person owing Borrower money of Bank's security  interest in the funds and verify and/or collect the amount of the Account.

                  (f)  MATURITY.   This  Agreement   shall   terminate  and  all
Obligations  outstanding  hereunder  shall be immediately due and payable on the
Maturity Date.

                  (g) SUSPENSION OF ADVANCES. Borrower's ability to request that
Bank finance  Eligible  Accounts  hereunder  will  terminate  if, in Bank's sole discretion,  there has been a material  adverse  change in the general  affairs, management,  results of  operation,  condition  (financial  or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent  business plan of Borrower  presented to and accepted by Bank prior to the execution of this Agreement.

         2.1.2    LETTERS OF CREDIT SUBLIMIT.

                  (a) As part of the Facility Amount,  so long as Borrower's Net
Cash  Balance is equal to or greater than  $5,000,000,  Bank shall issue or have issued Letters of Credit for Borrower's account.  The face amount of outstanding
Letters of Credit  (including drawn but  unreimbursed  Letters of Credit and any
Letter of Credit  Reserve) may not exceed  $2,000,000.  Such  aggregate  amounts utilized hereunder shall at all times reduce the amount otherwise  available for
Advances under the Facility Amount. If, on (a) any date when Borrower's Net Cash
Balance  is  less  than  $5,000,000  or (b) the  Maturity  Date,  there  are any outstanding  Letters of Credit, then on such date Borrower shall provide to Bank cash  collateral  in an  amount  equal  to 100% of the face  amount  of all such
Letters of Credit  plus all  interest,  fees,  and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of  Credit  shall  be in form  and  substance  acceptable  to  Bank in its  sole discretion and shall be subject to the terms and  conditions of Bank's  standard
Application and Letter of Credit Agreement (the "Letter of Credit Application").
Borrower  agrees to execute any further  documentation  in  connection  with the
Letters of Credit as Bank may reasonably request.  Borrower further agrees to be bound by the  regulations  and  interpretations  of the issuer of any Letters of
Credit  guarantied  by Bank and  opened  for  Borrower's  account  or by  Bank's interpretations  of any Letter of Credit issued by Bank for Borrower's  account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence,  or  mistake,  whether  of  omission  or  commission,  in  following
Borrower's  instructions  or those  contained  in the  Letters  of Credit or any modifications, amendments, or supplements thereto.

                  (b) The obligation of Borrower to  immediately  reimburse Bank for drawings made under Letters of Credit shall be absolute,  unconditional, and irrevocable,  and shall be performed  strictly in  accordance  with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

                  (c)  Borrower  may request  that Bank issue a Letter of Credit payable in a Foreign  Currency.  If a demand for  payment is made under any such
Letter of Credit,  Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection  therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

                  (d) To guard against  fluctuations in currency exchange rates, upon the issuance of any Letter of Credit  payable in a Foreign  Currency,  Bank shall create a reserve (the "Letter of Credit Reserve") under the Revolving Line in an amount  equal to ten  percent  (10%) of the face  amount of such Letter of
Credit.  The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for  fluctuations in the exchange rate. The availability of funds under the Revolving  Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

                  2.1.3  OVERADVANCES.  If, at any time,  the Credit  Extensions under  Sections  2.1.1 and 2.1.2  exceed the  Facility  Amount,  Borrower  shall immediately pay to Bank in cash such excess.

         2.2 COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations
shall be subject to the  following  fees and  Finance  Charges.  Unpaid fees and
Finance Charges may, in Bank's discretion, accrue interest and fees as described in Section 9.2 hereof.

         2.2.1  COLLECTIONS.  Collections  will  be  credited  to  the  Financed
Receivable  Balance for such  Financed  Receivable,  but if there is an Event of
Default,  Bank may apply Collections to the Obligations in any order it chooses.
If Bank  receives a payment for both a Financed  Receivable  and a  non-Financed
Receivable,  the funds will first be applied to the Financed  Receivable and, if there is no Event of Default  then  existing,  the excess  will be  remitted  to
Borrower, subject to Section 2.2.7.

         2.2.2  FACILITY  FEE. A fully  earned,  non-refundable  facility fee of
Twenty Five Thousand Dollars  ($25,000) is due upon execution of this Agreement.
Bank will  credit  Borrower  $3,880.49,  on the  Closing  Date which  reflects a pro-ration of the $12,500 renewal fee paid by Borrower to Bank in February 2006.

         2.2.3 FINANCE CHARGES.  In computing Finance Charges on the Obligations under this Agreement,  all Collections  received by Bank shall be deemed applied by Bank on account of the  Obligations  three (3) Business Days after receipt of the  Collections.  Borrower will pay a finance charge (the "Finance  Charge") on each Financed  Receivable  which is equal to the Applicable  Rate DIVIDED BY 360
MULTIPLIED  BY the number of days each such Financed  Receivable is  outstanding
MULTIPLIED  BY the  outstanding  Financed  Receivable  Balance for such Financed
Receivable.  The Finance  Charge is payable  when the Advance made based on such
Financed  Receivable  is payable in accordance  with Section 2.3 hereof.  In the event  that the  aggregate  amount  of  Finance  Charges  earned  by Bank in any
Reconciliation  Period is less than the Minimum Finance  Charge,  Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate  amount of all Finance  Charges  earned by Bank in such
Reconciliation  Period.  Such additional  Finance Charge shall be payable on the first day of next Reconciliation Period.

         2.2.4 COLLATERAL  HANDLING FEE.  Borrower will pay to Bank a collateral handling fee equal to (a) when Borrower's Net Cash Balance is less than or equal to  $2,000,000,  0.50% per month and (b) when  Borrower's  Net Cash  Balance  is greater than  $2,000,000 but less than or equal to $5,000,000,  0.10% per month, in each case, of the Financed  Receivable  Balance for each Financed  Receivable outstanding  based upon a 360 day year (the  "Collateral  Handling Fee").  There will be no Collateral Handling Fee if Borrower' Net Cash Balance is greater than
$5,000,000.  The Collateral  Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. In
Computing  Collateral  Handling  Fees  under  this  agreement,  all  Collections received by Bank shall be deemed applied by Bank on account of Obligations three
(3) Business Days after receipt of the  Collections.  After an Event of Default, the  Collateral  Handling  Fee  will  increase  an  additional  0.50%  effective immediately upon such Event of Default.

         2.2.5 ACCOUNTING.  After each Reconciliation  Period, Bank will provide an accounting of the transactions for that Reconciliation Period,  including the amount  of all  Financed  Receivables,  all  Collections,  Adjustments,  Finance
Charges,  Collateral  Handling and the Facility Fee. If Borrower does not object to the  accounting  in writing  within  thirty (30) days it shall be  considered accurate.  All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

         2.2.6 DEDUCTIONS. Bank may deduct fees, Finance Charges, Advances which become due  pursuant to Section  2.3,  and other  amounts  due  pursuant to this
Agreement from any Advances made or Collections received by Bank.

         2.2.7 LOCKBOX;  ACCOUNT  COLLECTION  SERVICES.  As and when directed by
Bank  from  time to  time,  at  Bank's  option  and at the  sole  and  exclusive discretion  of Bank  (regardless  of whether an Event of Default has  occurred),
Borrower shall direct each Account Debtor (and each depository institution where proceeds of  Accounts  are on deposit)  to remit  payments  with  respect to the
Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls  (collectively,  the "Lockbox").
It will be considered an immediate Event of Default if the Lockbox is not set-up and operational  within  forty-five (45) days from the date of such direction by
Bank.  Until such Lockbox is established,  the proceeds of the Accounts shall be paid by the Account Debtors to an address  consented to by Bank. Upon receipt by
Borrower of such proceeds,  the Borrower shall immediately  transfer and deliver same to Bank, along with a detailed cash receipts journal.  Provided no Event of
Default exists or an event that with notice or lapse of time will be an Event of
Default,  within  three (3) days of receipt of such  amounts by Bank,  Bank will turn over to Borrower the proceeds of the Accounts other than  Collections  with respect to Financed  Receivables  and the amount of Collections in excess of the amounts for which Bank has made an Advance to Borrower,  less any amounts due to
Bank, such as the Finance Charge,  the Facility Fee, payments due to Bank, other fees and expenses,  or otherwise;  provided,  however, Bank may hold such excess amount with respect to Financed  Receivables  as a reserve  until the end of the applicable  Reconciliation  Period if Bank, in its  discretion,  determines that other Financed Receivable(s) may no longer qualify as an Eligible Account at any time prior to the end of the subject  Reconciliation  Period.  This Section does not  impose  any  affirmative  duty on Bank to  perform  any act  other  than as specifically  set forth  herein.  All  Accounts  and the  proceeds  thereof  are
Collateral  and if an Event of Default  occurs,  Bank may apply the  proceeds of such Accounts to the Obligations.

         2.3      REPAYMENT OF OBLIGATIONS; ADJUSTMENTS.

         2.3.1  REPAYMENT.  Borrower will repay each Advance on the earliest of:
(a) the date on which  payment  is  received  of the  Financed  Receivable  with respect  to which  the  Advance  was made,  (b) the date on which  the  Financed
Receivable  is no  longer  an  Eligible  Account,  (c)  the  date on  which  any
Adjustment is asserted to the Financed Receivable (but only to the extent of the
Adjustment if the Financed  Receivable  remains otherwise an Eligible  Account),
(d) the date on which there is a breach of any  warranty or  representation  set forth in Section 5.3 or a breach of any covenant in this  Agreement,  or (e) the
Maturity Date (including any early termination).  Each payment will also include all accrued  Finance  Charges and Collateral  Handling Fees with respect to such
Advance and all other amounts then due and payable hereunder.

         2.3.2 REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default,
Borrower  will, if Bank demands (or, upon the  occurrence of an Event of Default under Section 8.5,  immediately without notice or demand from Bank) repay all of the  Advances.  The demand may, at Bank's  option,  include the Advance for each
Financed Receivable then outstanding and all accrued Finance Charges, Collateral
Handling Fee, attorneys and professional fees, court costs and expenses, and any other Obligations.

         2.3.3  DEBIT OF  ACCOUNTS.  Bank may  debit any of  Borrower's  deposit accounts for payments or any amounts  Borrower owes Bank  hereunder.  Bank shall promptly notify Borrower when it debits Borrower's accounts.  These debits shall not constitute a set-off.

         2.3.4 ADJUSTMENTS. If at any time during the term of this Agreement any
Account Debtor asserts an Adjustment or if Borrower  issues a credit  memorandum or if any of the  representations,  warranties or covenants set forth in Section
5.3 are not longer true in all material respects,  Borrower will promptly advise
Bank.

         2.4  POWER OF  ATTORNEY.  Borrower  irrevocably  appoints  Bank and its successors  and  assigns  as  attorney-in-fact  and  authorizes  Bank,  to:  (i)
following the occurrence of an Event of Default, sell, assign, transfer, pledge, compromise,  or  discharge  all or any part of the  Financed  Receivables;  (ii)
following the occurrence of an Event of Default,  demand, collect, sue, and give releases  to any Account  Debtor for monies due and  compromise,  prosecute,  or defend any action,  claim,  case or proceeding  about the Financed  Receivables, including  filing a claim or voting a claim in any bankruptcy  case in Bank's or
Borrower's name, as Bank chooses;  (iii) following the occurrence of an Event of
Default,   prepare,  file  and  sign  Borrower's  name  on  any  notice,  claim, assignment,  demand,  draft,  or notice of or satisfaction of lien or mechanics'
lien or similar document;  (iv) regardless of whether there has been an Event of
Default,  notify all Account  Debtors to pay Bank  directly;  (v)  regardless of whether there has been an Event of Default,  receive,  open, and dispose of mail addressed to Borrower;  (vi)  regardless  of whether  there has been an Event of
Default,  endorse  Borrower's name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement);  and (vii) regardless of whether there has been an Event of Default,  execute on Borrower's behalf any
instruments,   documents,   financing  statements  to  perfect  Bank's  security
interests in the Financed Receivables and Collateral and do all things necessary or  expedient,  as  determined  solely and  exclusively  by Bank,  to protect or preserve, Bank's rights and remedies under this Agreement, as directed by Bank.

         3        CONDITIONS OF LOANS

         3.1 CONDITIONS  PRECEDENT TO INITIAL ADVANCE.  Bank's agreement to make the initial  Advance is subject to the condition  precedent that Bank shall have received,  in form and  substance  satisfactory  to Bank,  such  documents,  and completion  of such other  matters,  as Bank may  reasonably  deem  necessary or appropriate,  including, without limitation,  subject to the condition precedent that Bank shall have received,  in form and substance  satisfactory to Bank, the following:

                  (a)  Borrower  shall have  delivered  duly  executed  original signatures to the Loan Documents to which it is a party;

                  (b) Borrower shall have  delivered good standing  certificates of Borrower in Delaware and Washington DC,  certified by the respective  issuing bodies in each jurisdiction,  each as of a date no earlier than thirty (30) days prior to the date of this Agreement;

                  (c) Guarantor  shall have  delivered  duly  executed  original signature to the  Reaffirmation  of Guaranty by  Guarantor in favor of Bank,  of even date herewith;

                  (d)  Borrower  shall have  delivered  duly  executed  original signatures to the IP Agreement;

                  (e)  Borrower  shall  have  delivered  an  updated  Perfection
Certificate executed by Borrower; and

                  (f) Borrower  shall have paid the fees and Bank  Expenses then due.

         3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. Bank's agreement to make each
Advance, including the initial Advance, is subject to the following:

                  (a)  receipt  of the  Invoice  Transmittal  or  receipt of the
Eligible Accounts Summary last due, by its due date, as applicable;

                  (b)  Bank   shall   have  (at  its   option)   conducted   the
confirmations and verifications as described in Section 2.1.1(d); and

                  (c) each of the  representations  and  warranties in Section 5 shall  be true on the  date of the  Invoice  Transmittal  or  Eligible  Accounts
Summary, as applicable and on the effective date of each Advance and no Event of
Default shall have occurred and be continuing,  or result from the Advance. Each
Advance  is  Borrower's  representation  and  warranty  on that  date  that  the representations and warranties in Section 5 remain true.

         4        CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST.  Borrower hereby grants Bank, to secure the  payment  and  performance  in  full  of  all  of the  Obligations  and  the performance of each of Borrower's duties under the Loan Documents,  a continuing security interest in, and pledges and assigns to Bank, the Collateral,  wherever located,  whether now owned or hereafter  acquired or arising,  and all proceeds and  products  thereof.  Borrower  warrants  and  represents  that the  security interest  granted  herein  shall be a first  priority  security  interest in the
Collateral.

         Except as noted on the Perfection Certificate,  Borrower is not a party to, nor is bound by, any  material  license or other  agreement  with respect to which  Borrower is the licensee that prohibits or otherwise  restricts  Borrower from  granting a security  interest in  Borrower's  interest in such  license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter  into,  or become  bound by, any such  license or  agreement  which is reasonably likely to have a material impact on Borrower's  business or financial condition. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose  consent or waiver is necessary  for all such licenses or  contract  rights to be deemed  "Collateral"  and for Bank to have a security  interest in it that might otherwise be restricted or prohibited by law or by the terms of any such  license  or  agreement,  whether  now  existing  or entered into in the future.

         If the Agreement is  terminated,  Bank's lien and security  interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If
Borrower  shall at any time,  acquire a commercial  tort claim,  Borrower  shall promptly  notify  Bank in a writing  signed  by  Borrower  of the brief  details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement,  with such writing to be in form and substance satisfactory to Bank.

         4.2  AUTHORIZATION  TO  FILE  FINANCING  STATEMENTS.   Borrower  hereby
authorizes Bank to file financing statements,  without notice to Borrower,  with all appropriate  jurisdictions in order to perfect or protect Bank's interest or rights hereunder, which financing statements may indicate the Collateral as "all assets of the  Debtor"  or words of similar  effect,  or as being of an equal or lesser scope, or with greater detail, all in Bank's discretion.

         5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly  existing and in good  standing in its state of formation and qualified and licensed  to do  business  in, and in good  standing  in, any state in which the conduct  of its  business  or its  ownership  of  property  requires  that it be qualified  except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  Borrower represents and warrants to Bank that:
(a) Borrower's exact legal name is that indicated on the Perfection  Certificate and on the signature  page hereof;  and (b) Borrower is an  organization  of the type,  and is  organized  in  the  jurisdiction,  set  forth  in the  Perfection
Certificate; and (c) the Perfection Certificate accurately sets forth Borrower's organizational  identification  number or  accurately  states that  Borrower has none; and (d) the Perfection  Certificate accurately sets forth Borrower's place of  business,  or,  if more  than one,  its  chief  executive  office as well as
Borrower's mailing address if different, and (e) all other information set forth on the Perfection  Certificate  pertaining to Borrower is accurate and complete.
If Borrower does not now have an organizational identification number, but later obtains  one,  Borrower  shall  forthwith  notify  Bank of  such  organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized,  and do not conflict with Borrower's  organizational documents, nor  constitute  an event of  default  under  any  material  agreement  by which
Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default  could  reasonably be expected to cause a
Material Adverse Change.

         5.2  COLLATERAL.  Borrower  has good title to the  Collateral,  free of
Liens except Permitted Liens. All inventory is in all material  respects of good and  marketable  quality,  free from material  defects.  Borrower has no deposit account,  other  than  the  deposit  accounts  with  Bank and  deposit  accounts described  in  the  Perfection  Certificate  delivered  to  Bank  in  connection herewith.  The  Collateral  is not in the  possession  of any third party bailee
(such as a  warehouse).  Except as  hereafter  disclosed  to Bank in  writing by
Borrower,  none of the  components  of the  Collateral  shall be  maintained  at locations  other than as provided in the  Perfection  Certificate.  In the event that Borrower,  after the date hereof, intends to store or otherwise deliver any portion of the  Collateral  to a bailee,  then  Borrower  will first receive the written  consent of Bank and such bailee must  acknowledge  in writing  that the bailee is holding such Collateral for the benefit of Bank.

         5.3 FINANCED  RECEIVABLES.  Borrower  represents  and warrants for each
Financed Receivable:

                  (a) Each Financed Receivable is an Eligible Account.

                  (b) Borrower is the owner with legal right to sell,  transfer, assign and encumber such Financed Receivable;

                  (c)  The  correct  amount  is on the  Invoice  Transmittal  or
Eligible Accounts Summary, as applicable, and is not disputed;

                  (d) Payment is not  contingent  on any  obligation or contract and Borrower has fulfilled  all its  obligations  as of the Invoice  Transmittal date or date the Eligible  Account is submitted for  financing  (when no Invoice
Transmittal is due), as applicable;

                  (e) Each  Financed  Receivable  is based on an actual sale and delivery of goods and/or services rendered,  is due to Borrower, is not past due or in default, has not been previously sold, assigned,  transferred,  or pledged and is free  of any  liens,  security  interests  and  encumbrances  other  than
Permitted Liens;

                  (f)  There  are  no  defenses,   offsets,   counterclaims   or
agreements for which the Account Debtor may claim any deduction or discount;

                  (g)  Borrower   reasonably   believes  no  Account  Debtor  is
insolvent or subject to any Insolvency Proceedings;

                  (h) Borrower has not filed or had filed  against it Insolvency
Proceedings and does not anticipate any filing;

                  (i) Bank has the right to endorse and/ or require  Borrower to endorse  all  payments  received  on Financed  Receivables  and all  proceeds of
Collateral; and

                  (j) No representation, warranty or other statement of Borrower in any  certificate  or  written  statement  given to Bank  contains  any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

         5.4 LITIGATION.  There are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers or legal counsel,  threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

         5.5 NO MATERIAL  DEVIATION IN FINANCIAL  STATEMENTS.  All  consolidated financial  statements for Borrower and any  Subsidiary  delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and
Borrower's  consolidated results of operations.  There has not been any material deterioration in Borrower's  consolidated  financial condition since the date of the most recent financial statements submitted to Bank.

         5.6 SOLVENCY. Borrower is able to pay its debts (including trade debts)
as they mature.

         5.7 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company  "controlled"  by an "investment  company" under the Investment  Company
Act.  Borrower is not engaged as one of its  important  activities  in extending credit for margin stock  (under  Regulations  X, T and U of the Federal  Reserve
Board of  Governors).  Borrower has complied in all material  respects  with the
Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules,  the  violation  of which  could  reasonably  be  expected  to cause a
Material Adverse Change.  None of Borrower's or any  Subsidiary's  properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing,  producing,  storing, treating, or transporting  any  hazardous  substance  other than  legally.  Borrower and each
Subsidiary  has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents,  approvals and  authorizations  of, made all  declarations  or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently  conducted except where the failure to obtain or make such consents, declarations,  notices or filings would not reasonably be expected to cause a Material Adverse Change.

         5.8 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.9 FULL  DISCLOSURE.  No  written  representation,  warranty  or other statement  of Borrower in any  certificate  or written  statement  given to Bank contains any untrue  statement  of a material  fact or omits to state a material fact  necessary  to  make  the  statements  contained  in  the  certificates  or statements not misleading.

         6        AFFIRMATIVE COVENANTS

         Borrower shall do all of the following:

         6.1  GOVERNMENT  COMPLIANCE.   Borrower  shall  maintain  its  and  all
Subsidiaries' legal existence and good standing in its jurisdiction of formation and  maintain  qualification  in each  jurisdiction  in which the  failure to so qualify  would  reasonably  be  expected  to have a material  adverse  effect on
Borrower's  business  or  operations.  Borrower  shall  comply,  and  have  each
Subsidiary  comply,  with all laws,  ordinances  and  regulations to which it is subject,  noncompliance  with  which  could have a  material  adverse  effect on
Borrower's  business or  operations  or would  reasonably be expected to cause a
Material Adverse Change.

         6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower  shall deliver to Bank: (i) as soon as available, but no later  than  thirty  (30)  days  after  the last day of each  month  when
Advances or Letters of Credit are  outstanding or forty-five (45) days after the last day of each month when no Advances or Letters of Credit are outstanding,  a company  prepared  consolidated  balance  sheet and  income  statement  covering
Borrower's  consolidated operations during the period certified by a Responsible
Officer and in a form  acceptable  to Bank;  (ii) as soon as  available,  but no later than one hundred twenty (120) days after the last day of Borrower's fiscal
year,   audited   consolidated   financial   statements   prepared  under  GAAP,
consistently   applied,   together  with  an  unqualified  opinion  (other  than
qualifications  which relate to Borrower as a "going  concern") on the financial statements  from an independent  certified  public  accounting  firm  reasonably acceptable  to Bank;  (iii) a prompt  report of any  legal  actions  pending  or threatened  against  Borrower or any  Subsidiary  that could  result in material damages or material  costs to Borrower or any  Subsidiary;  (iv) budgets,  sales projections, operating plans or other financial information reasonably requested by Bank; and (v) prompt notice of any material  change in the composition of the

Intellectual  Property  Collateral,   or  the  registration  of  any  copyright,
including any  subsequent  ownership  right of Borrower in or to any  Copyright,
Patent or Trademark  not shown in the IP Agreement or knowledge of an event that materially adversely affects the value of the Intellectual Property Collateral.

                  (b) Within  thirty  (30) days after the last day of each month when Advances or Letters of Credit are outstanding or forty-five (45) days after the  last  day of  each  month  when  Advances  or  Letters  of  Credit  are not
outstanding,   Borrower  shall  deliver  to  Bank  with  the  monthly  financial statements a Compliance  Certificate signed by a Responsible Officer in the form of EXHIBIT B.

                  (c) Borrower will allow Bank to audit  Borrower's  Collateral, including,  but not limited to, Borrower's Accounts and accounts receivable,  at
Borrower's expense, upon reasonable notice to Borrower; provided, however, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more  than one (1)  audit per  year.  After  the  occurrence  of an Event of
Default, Bank may audit Borrower's  Collateral,  including,  but not limited to,
Borrower's  Accounts and accounts receivable at Borrower's expense and at Bank's sole and exclusive  discretion and without  notification and authorization  from
Borrower.

                  (d) Upon Bank's request,  provide a written report  respecting any Financed Receivable, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

                  (e) Provide Bank with, as soon as available, but no later than thirty  (30) days after the last day of each month when  Advances  or Letters of
Credit are  outstanding or forty-five (45) days after the last day of each month when  Advances  or  Letters of Credit are not  outstanding,  an aged  listing of accounts  receivable and accounts payable by invoice date, in form acceptable to
Bank.

                  (f) Provide Bank with, as soon as available, but no later than thirty  (30) days after the last day of each month when  Advances  or Letters of
Credit are  outstanding or forty-five (45) days after the last day of each month when  Advances  or  Letters of Credit are not  outstanding,  a Deferred  Revenue report, in form acceptable to Bank.

                  (g) Provide  Bank with the  Eligible  Accounts  Summary as set forth in Section 2.1.1(c).

         6.3 TAXES.  Borrower  shall make,  and cause each  Subsidiary  to make, timely payment of all material  federal,  state,  and local taxes or assessments
(other than taxes and  assessments  which  Borrower is contesting in good faith, with adequate  reserves  maintained in accordance with GAAP) and will deliver to
Bank, on demand, appropriate certificates attesting to such payments.

         6.4  INSURANCE.  Borrower  shall keep its business  and the  Collateral insured  for risks and in  amounts  as Bank may  reasonably  request.  Insurance policies  shall  be  in  a  form,  with  companies,  and  in  amounts  that  are satisfactory  to Bank. All property  policies shall have a lender's loss payable endorsement  showing Bank as an additional loss payee and all liability policies shall show Bank as an additional insured and all policies shall provide that the insurer must give Bank at least  twenty (20) days notice  before  canceling  its policy.  At Bank's request,  Borrower shall deliver certified copies of policies and evidence of all premium  payments.  Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.  If Borrower fails to obtain insurance as required under this Section or to pay any amount or furnish any required  proof of payment to third persons and Bank,  Bank may make all or part of such payment or obtain such insurance  policies  required in this
Section and take any action under the policies Bank deems prudent.

         6.5      ACCOUNTS.

                  (a) In order to permit  Bank to monitor  Borrower's  financial performance  and  condition,  Borrower and all  Borrower's  Subsidiaries,  shall maintain  Borrower's  and such  Subsidiaries'  primary  depository and operating accounts and securities  accounts with Bank,  which accounts shall  represent at least 75% of the dollar value of Borrower's  and such  Subsidiaries  accounts at all financial  institutions  (which percentage shall not include cash collateral held at other financial institutions solely to secure letters of credit or lease deposits or accounts exclusively used for payroll).

                  (b) Borrower shall  identify to Bank, in writing,  any bank or securities  account opened by Borrower with any institution  other than Bank. In addition,  for each such account  that  Borrower or any  Subsidiary  at any time opens or maintains, Borrower shall, at Bank's request and option, pursuant to an agreement in form and substance acceptable to Bank, cause the depository bank or securities  intermediary  to agree that such account is the  collateral  of Bank pursuant to the terms hereunder.  The provisions of the previous  sentence shall not apply to deposit accounts  exclusively  used for payroll,  payroll taxes and other  employee  wage and benefit  payments to or for the benefit of  Borrower's employees.

         6.6 FINANCIAL COVENANTS. So long as Borrower's Net Cash Balance is less than or equal to $5,000,000, Borrower shall maintain, as of the last day of each month, measured on an trailing three month basis, EBDA of no less than $200,000.

         6.7 FURTHER ASSURANCES.  Borrower shall execute any further instruments and take  further  action as Bank  reasonably  requests  to perfect or  continue
Bank's  security  interest in the  Collateral  or to effect the purposes of this
Agreement.

         7        NEGATIVE COVENANTS

         Borrower shall not do any of the following without Bank's prior written consent.

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of
(collectively a "Transfer"),  or permit any of its Subsidiaries to Transfer, all or any part of its business or property,  except for  Transfers (i) of inventory in the ordinary course of business;  (ii) of non-exclusive  licenses and similar arrangements  for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete equipment.

         7.2 CHANGES IN BUSINESS,  OWNERSHIP,  MANAGEMENT OR BUSINESS LOCATIONS.
Engage in or permit any of its Subsidiaries to engage in any business other than the businesses  currently engaged in by Borrower or reasonably  related thereto, or have a material change in its ownership (other than by the sale of Borrower's equity  securities in a public offering or to venture capital  investors so long as  Borrower  identifies  to Bank the  venture  capital  investors  prior to the closing of the investment), or management.  Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief  executive office,  or add any new  offices or  business  locations,  including  warehouses
(unless  such new offices or business  locations  contain  less than Twenty Five
Thousand Dollars ($25,000.00) in Borrower's assets or property),  or (ii) change its jurisdiction of organization,  or (iii) change its organizational  structure or type, or (iv) change its legal name, or (v) change any organizational  number
(if any) assigned by its jurisdiction of organization.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its
Subsidiaries  to merge or  consolidate,  with any other Person,  or acquire,  or permit any of its  Subsidiaries  to  acquire,  all or  substantially  all of the capital stock or property of another Person, other than Permitted  Acquisitions.
A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

         7.4  INDEBTEDNESS.   Create,  incur,  assume,  or  be  liable  for  any
Indebtedness,   or  permit  any  Subsidiary  to  do  so,  other  than  Permitted
Indebtedness.

         7.5  ENCUMBRANCE.  Create,  incur,  or  allow  any  Lien  on any of its property, or assign or convey any right to receive income, including the sale of any Accounts,  or permit any of its  Subsidiaries to do so, except for Permitted
Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

         7.6 DISTRIBUTIONS;  INVESTMENTS.  (i) Directly or indirectly acquire or own any  Person,  or make any  Investment  in any Person,  other than  Permitted
Investments,  or  permit  any of its  Subsidiaries  to do so;  or  (ii)  pay any
dividends or make any distribution or payment or redeem,  retire or purchase any capital stock.

         7.7 TRANSACTIONS WITH AFFILIATES.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower,  except for transactions  that are in the ordinary course of Borrower's  business,  upon fair and  reasonable  terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.8  SUBORDINATED  DEBT. Make or permit any payment on any Subordinated
Debt, except under the terms of the Subordinated Debt, or amend any provision in any document  relating to the  Subordinated  Debt,  without Bank's prior written consent.

         7.9 COMPLIANCE.  Become an "investment company" or a company controlled by an  "investment  company",  under  the  Investment  Company  Act of  1940  or undertake as one of its  important  activities  extending  credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum  funding  requirements of ERISA,  permit a Reportable  Event or
Prohibited  Transaction,  as defined in ERISA, to occur; fail to comply with the
Federal Fair Labor Standards Act or violate any other law or regulation,  if the violation  could  reasonably  be expected to have a material  adverse  effect on
Borrower's  business or  operations  or would  reasonably be expected to cause a
Material Adverse Change, or permit any of its Subsidiaries to do so.

         8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1 PAYMENT DEFAULT.  Borrower fails to pay any of the Obligations when due;

         8.2  COVENANT  DEFAULT.  Borrower  fails or  neglects  to  perform  any obligation  in  Section 6 or  violates  any  covenant  in  Section 7 or fails or neglects  to  perform,  keep,  or observe any other  material  term,  provision, condition, covenant or agreement contained in this Agreement, any Loan Documents and as to any default under such other term, provision,  condition,  covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this section shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

         8.3 MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

         8.4  ATTACHMENT.  (i) Any  portion of  Borrower's  assets is  attached, seized,  levied on, or comes into  possession  of a trustee or receiver  and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon  Borrower  seeking to attach,  by trustee or similar  process,  any funds of Borrower on deposit with Bank,  or any entity under the control of Bank
(including a subsidiary);  (iii) Borrower is enjoined,  restrained, or prevented by court  order from  conducting  any part of its  business;  (iv) a judgment or other claim becomes a Lien on a portion of Borrower's assets; or (v) a notice of lien,  levy, or  assessment  is filed  against any of  Borrower's  assets by any government  agency and not paid  within ten (10) days  after  Borrower  receives notice;

         8.5  INSOLVENCY.  (i)  Borrower  is unable to pay its debts  (including trade debts) as they become due or otherwise  becomes  insolvent;  (ii) Borrower begins an  Insolvency  Proceeding;  or (iii) an  Insolvency  Proceeding is begun against  Borrower and not  dismissed or stayed  within  thirty (30) days (but no
Advances shall be made before any Insolvency Proceeding is dismissed);

         8.6 OTHER  AGREEMENTS.  If there is a default in any agreement to which
Borrower is a party with a third party or parties  resulting  in a right by such third party or parties,  whether or not exercised, to accelerate the maturity of any  Indebtedness  in an  amount  in  excess  of One  Hundred  Thousand  Dollars
($100,000) or that could result in a Material Adverse Change;

         8.7  JUDGMENTS.  If a judgment or judgments for the payment of money in an amount,  individually or in the aggregate,  of at least Two Hundred  Thousand
Dollars   ($200,000)  shall  be  rendered  against  Borrower  and  shall  remain unsatisfied  and  unstayed  for a period  of ten  (10)  days  (provided  that no
Advances will be made prior to the satisfaction or stay of such judgment);

         8.8  MISREPRESENTATIONS.  If Borrower or any Person acting for Borrower makes any material  misrepresentation  or material  misstatement now or later in any warranty or  representation in this Agreement or in any writing delivered to
Bank or to induce Bank to enter this Agreement or any Loan Document;

         8.9  SUBORDINATED  DEBT. A default or breach occurs under any agreement between  Borrower  and any  creditor  of Borrower  that  signed a  subordination agreement with Bank, or any creditor that has signed a  subordination  agreement with Bank breaches any terms of the subordination agreement.

         8.10 GUARANTY. (a) Any guaranty of any Obligations terminates or ceases for any  reason  to be in full  force and  effect;  (b) any  Guarantor  does not perform any  obligation or covenant under any guaranty of the  Obligations;  (c)
any  circumstance  described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any  Guarantor (d) the  liquidation,  winding up, or  termination  of existence of any  Guarantor or (e) a material  impairment  in the  perfection or priority of Bank's Lien in the collateral  provided by Guarantor or in the value of such collateral.

         9        BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES.  When an Event of Default occurs and continues
Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all  Obligations  immediately due and payable (but if an Event of Default  described  in Section  8.5  occurs all  Obligations  are immediately due and payable without any action by Bank);

                  (b) Stop  advancing  money or extending  credit for Borrower's benefit under this Agreement or under any other agreement  between  Borrower and
Bank;

                  (c) Settle or adjust disputes and claims directly with Account
Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such  account.  Borrower  shall collect all payments in trust for Bank and, if  requested by Bank,  immediately  deliver the payments to
Bank in the form received from the Account Debtor,  with proper endorsements for deposit;

                  (d) Make any payments  and do any acts it considers  necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble  the  Collateral  if  Bank  requests  and  make  it  available  as Bank designates.  Bank may enter premises  where the Collateral is located,  take and maintain possession of any part of the Collateral,  and pay, purchase,  contest, or  compromise  any Lien which  appears to be prior or superior to its  security interest and pay all expenses incurred.  Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the  Obligations any (i) balances and deposits of
Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Ship, reclaim,  recover, store, finish, maintain,  repair, prepare for sale,  advertise for sale, and sell the  Collateral.  Bank is hereby granted a  non-exclusive,  royalty-free  license or other right to use,  without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name,  trade secrets,  trade names,  trademarks,  service marks, and advertising matter, or any similar property as it pertains to the Collateral,  in completing production  of,  advertising  for sale,  and  selling  any  Collateral  and,  in connection  with Bank's  exercise of its rights under this  Section,  Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

                  (g) Place a "hold" on any account  maintained with Bank and/or deliver  a  notice  of  exclusive  control,  any  entitlement  order,  or  other directions  or  instructions  pursuant  to  any  control  agreement  or  similar agreements providing control of any Collateral; and

                  (h)  Exercise  all  rights  and  remedies  and  dispose of the
Collateral according to the Code.

         9.2 BANK  EXPENSES;  UNPAID FEES.  Any amounts paid by Bank as provided herein shall  constitute Bank Expenses and are immediately due and payable,  and shall bear  interest at the Default  Rate and be secured by the  Collateral.  No payments by Bank shall be deemed an agreement  to make  similar  payments in the future  or Bank's  waiver of any Event of  Default.  In  addition,  any  amounts advanced  hereunder  which are not  based on  Financed  Receivables  (including, without limitation, unpaid fees and Finance Charges as described in Section 2.2)
shall accrue interest at the Default Rate and be secured by the Collateral.

         9.3 BANK'S  LIABILITY  FOR  COLLATERAL.  So long as Bank  complies with reasonable banking practices regarding the safekeeping of collateral, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or  damage  to the  Collateral;  (c) any  diminution  in the  value  of the
Collateral; or (d) any act or default of any carrier,  warehouseman,  bailee, or other Person.  Borrower  bears all risk of loss,  damage or  destruction  of the
Collateral.

         9.4  REMEDIES  CUMULATIVE.   Bank's  rights  and  remedies  under  this
Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies  provided  under the Code, by law, or in equity.  Bank's exercise  of one right or remedy is not an  election,  and Bank's  waiver of any
Event of  Default  is not a  continuing  waiver.  Bank's  delay is not a waiver, election, or acquiescence.  No waiver hereunder shall be effective unless signed by Bank and then is only  effective  for the  specific  instance and purpose for which it was given.

         9.5  DEMAND  WAIVER.  Borrower  waives  demand,  notice of  default  or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release,  compromise,  settlement,  extension, or renewal of accounts, documents,  instruments,  chattel paper,  and  guarantees  held by Bank on which
Borrower is liable.

         9.6 DEFAULT  RATE.  After the  occurrence  of an Event of Default,  all
Obligations  shall  accrue  interest at the  Applicable  Rate plus five  percent
(5.0%) per annum (the "Default Rate").

         10       NOTICES.

         Notices or  demands by either  party  about this  Agreement  must be in writing and personally  delivered or sent by an overnight  delivery service,  by certified  mail  postage  prepaid  return  receipt  requested,  or by fax to the addresses  listed at the beginning of this Agreement.  A party may change notice address by written notice to the other party.

         11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents  without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal  courts in Santa Clara  County,  California;  provided,

however,  that nothing in this Agreement  shall be deemed to operate to preclude
Bank from bringing  suit or taking other legal action in any other  jurisdiction to realize on the  Collateral or any other security for the  Obligations,  or to enforce a judgment  or other court  order in favor of Bank.  Borrower  expressly submits  and  consents  in  advance to such  jurisdiction  in any action or suit commenced in any such court,  and Borrower  hereby waives any objection  that it may have based upon lack of personal jurisdiction,  improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons,  complaints, and other process issued in such action or suit and agrees that service of such summons,  complaints,  and other process may be made by registered or certified  mail  addressed to Borrower at the address set forth in  Section  10 of this  Agreement  and that  service  so made  shall be  deemed completed  upon the earlier to occur of  Borrower's  actual  receipt  thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

         TO THE FULLEST EXTENT  PERMITTED BY APPLICABLE  LAW,  BORROWER AND BANK
EACH WAIVE THEIR  RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION  ARISING
OUT OF OR BASED UPON THIS  AGREEMENT,  THE LOAN  DOCUMENTS  OR ANY  CONTEMPLATED
TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS
WAIVER IS A MATERIAL  INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS  AGREEMENT.
EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         WITHOUT  INTENDING IN ANY WAY TO LIMIT THE PARTIES'  AGREEMENT TO WAIVE
THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not  enforceable,  the  parties  hereto  agree that any and all disputes or  controversies  of any nature between them arising at any time shall be decided by a reference to a private judge,  mutually  selected by the parties
(or, if they cannot  agree,  by the  Presiding  Judge of the Santa Clara County,
California Superior Court) appointed in accordance with California Code of Civil
Procedure  Section 638 (or pursuant to  comparable  provisions of federal law if the dispute  falls within the  exclusive  jurisdiction  of the federal  courts), sitting  without a jury,  in Santa  Clara  County,  California;  and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted  pursuant to and in  accordance  with the  provisions of California
Code of Civil Procedure §§  638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation,  entering temporary restraining orders,  issuing preliminary and permanent injunctions and appointing  receivers.  All such proceedings shall be closed to the public and  confidential and all records relating thereto shall be permanently  sealed. If during the course of any dispute,  a party desires to seek  provisional  relief,  but a judge  has not been  appointed  at that  point pursuant to the judicial reference procedures,  then such party may apply to the
Santa Clara County,  California  Superior Court for such relief.  The proceeding before the private  judge shall be  conducted  in the same manner as it would be before a court under the rules of evidence  applicable to judicial  proceedings.
The parties shall be entitled to discovery  which shall be conducted in the same manner as it would be before a court under the rules of discovery  applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery  rules and order  applicable to judicial  proceedings  in the same manner as a trial court judge.  The parties agree that the selected or appointed private  judge  shall  have the power to  decide  all  issues  in the  action or proceeding,  whether of fact or of law, and shall report a statement of decision thereon  pursuant  to the  California  Code of Civil  Procedure  §  644(a).
Nothing  in this  paragraph  shall  limit  the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private  judge shall also  determine  all issues  relating to the applicability, interpretation, and enforceability of this paragraph.

         12       GENERAL PROVISIONS

         12.1  SUCCESSORS  AND  ASSIGNS.  This  Agreement  binds  and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion.  Bank has the right,  without the  consent of or notice to  Borrower,  to sell,  transfer, negotiate,  or grant  participation  in all or any part of, or any  interest in,
Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         12.2  INDEMNIFICATION.  Borrower hereby indemnifies,  defends and holds
Bank and its officers, employees, directors and agents harmless against: (a) all obligations,  demands,  claims,  and liabilities  asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses  or  Bank  Expenses  incurred,  or  paid  by  Bank  from,  following,  or consequential to transactions  between Bank and Borrower  (including  reasonable attorneys'  fees and  expenses),  except  for  losses  caused  by  Bank's  gross negligence or willful misconduct.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all
Obligations in this Agreement.

         12.4  SEVERABILITY  OF PROVISION.  Each  provision of this Agreement is severable from every other  provision in determining the  enforceability  of any provision.

         12.5  AMENDMENTS  IN  WRITING;  INTEGRATION.  All  amendments  to  this
Agreement  must be in writing  signed by both Bank and Borrower.  This Agreement and the Loan Documents represent the entire agreement about this subject matter,
and  supersede  prior   negotiations  or  agreements.   All  prior   agreements,
understandings,   representations,  warranties,  and  negotiations  between  the parties about the subject matter of this Agreement and the Loan Documents  merge into this Agreement and the Loan Documents.

         12.6  COUNTERPARTS.  This  Agreement  may be  executed in any number of counterparts and by different parties on separate  counterparts,  each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.7 SURVIVAL.  All covenants,  representations  and warranties made in this Agreement continue in full force while any Obligations remain  outstanding.
The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of  limitations  with respect to such claim or cause of action shall have run.

         12.8 CONFIDENTIALITY.  In handling any confidential  information,  Bank shall exercise the same degree of care that it exercises for its own proprietary
information,   but  disclosure  of  information  may  be  made:  (i)  to  Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii)
to  prospective  transferees  or  purchasers  of any  interest  in the  Advances
(provided,  however, Bank shall use commercially reasonable efforts in obtaining such  prospective  transferee's  or  purchaser's  agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv)
as required in  connection  with Bank's  examination  or audit;  and (v) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information  does not  include  information  that  either:  (a) is in the public domain or in Bank's  possession  when  disclosed to Bank, or becomes part of the public  domain after  disclosure to Bank; or (b) is disclosed to Bank by a third party,  if Bank does not know that the third party is prohibited from disclosing the information.

         12.9 ATTORNEYS' FEES,  COSTS AND EXPENSES.  In any action or proceeding between  Borrower and Bank  arising out of the Loan  Documents,  the  prevailing party will be  entitled  to recover  its  reasonable  attorneys'  fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

         13       DEFINITIONS

         13.1     DEFINITIONS.  In this Agreement:

         "ACCOUNTS"  are all  existing  and  later  arising  accounts,  contract rights, and other obligations owed Borrower in connection with its sale or lease of goods  (including  licensing  software and other  technology) or provision of services, all credit insurance,  guaranties,  other security and all merchandise returned or reclaimed by Borrower and  Borrower's  Books  relating to any of the foregoing.

         "ACCOUNT  DEBTOR" is as defined in the Code and shall include,  without limitation,  any person liable on any Financed Receivable,  such as, a guarantor of the  Financed  Receivable  and any  issuer of a letter of credit or  banker's acceptance.

         "ADJUSTED  QUICK  RATIO"  is the  ratio  of  Quick  Assets  to  Current
Liabilities minus Deferred Revenue.

         "ADJUSTMENTS"  are  all  discounts,   allowances,   returns,  disputes,
counterclaims,  offsets,  defenses,  rights of  recoupment,  rights  of  return, warranty  claims,  or short  payments,  asserted  by or on behalf of any Account
Debtor for any Financed Receivable.

         "ADVANCE" is defined in Section 2.1.1.

         "ADVANCE RATE" eighty percent  (80.0%),  net of any offsets  related to each specific Account Debtor,  including,  without limitation,  Deferred Revenue for maintenance and services contracts.

         "AFFILIATE"  is a Person that owns or controls  directly or  indirectly the Person,  any Person that  controls or is  controlled  by or is under  common control with the Person,  and each of that Person's senior  executive  officers, directors,  partners  and, for any Person that is a limited  liability  company, that Person's managers and members.

         "APPLICABLE  RATE" is (a) when  Borrower's  Net Cash Balance is greater than  $5,000,000,  a per annum rate equal to the Prime Rate plus one-half of one percent  (0.5%),  (b) when  Borrower's Net Cash Balance is less than or equal to
$5,000,000 but greater than $2,000,000, a per annum rate equal to the Prime Rate plus  three-quarters  of one percent  (0.75%) and (c) when  Borrower's  Net Cash
Balance is less than or equal to $2,000,000, a per annum rate equal to the Prime
Rate plus one and one-half percent (1.5%).

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses  (including  reasonable  attorneys'  fees and expenses) for  preparing,
negotiating,   administering,   defending  and  enforcing  the  Loan   Documents
(including appeals or Insolvency Proceedings).

         "BORROWER'S  BOOKS"  are all  Borrower's  books and  records  including ledgers,  records regarding  Borrower's  assets or liabilities,  the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS  DAY" is any day that is not a  Saturday,  Sunday or a day on which Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the  Uniform  Commercial  Code as adopted in  California,  as amended and as may be amended and in effect from time to time.

         "COLLATERAL" is any and all  properties,  rights and assets of Borrower granted by Borrower to Bank or arising under the Code, now, or in the future, in which  Borrower  obtains  an  interest,  or the  power to  transfer  rights,  as described on EXHIBIT A.

         "COLLATERAL HANDLING FEE" is defined in Section 2.2.4.

         "COLLECTIONS"  are all funds  received  by Bank from or on behalf of an
Account Debtor for Financed Receivables.

         "COMPLIANCE CERTIFICATE" is attached as EXHIBIT B.

         "CONTINGENT  OBLIGATION"  is, for any  Person,  any direct or  indirect liability,  contingent or not, of that Person for (i) any  indebtedness,  lease, dividend,  letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed,  endorsed,  co-made,  discounted or sold with recourse by that  Person,  or for which that  Person is  directly or  indirectly liable;  (ii) any  obligations  for undrawn letters of credit for the account of that  Person;  and (iii) all  obligations  from any interest  rate,  currency or commodity  swap  agreement,  interest  rate cap or  collar  agreement,  or other agreement or arrangement  designated to protect a Person against  fluctuation in interest rates,  currency  exchange rates or commodity  prices;  but "Contingent
Obligation"  does not include  endorsements  in the ordinary course of business.
The amount of a Contingent  Obligation is the stated or determined amount of the primary  obligation  for  which  the  Contingent  Obligation  is made or, if not determinable,  the maximum reasonably anticipated liability for it determined by the Person in good  faith;  but the  amount  may not  exceed the  maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" is defined in the IP agreement.

         "CREDIT  EXTENSION"  is any  Advance,  Letter of  Credit,  or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT  LIABILITIES"  are the aggregate  amount of  Borrower's  Total
Liabilities which mature within one (1) year.

         "DEFAULT RATE" is defined in Section 9.6.

         "DEFERRED REVENUE" is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

         "PERFECTION CERTIFICATE" is a certain Schedule annexed hereto.

         "EBDA" is earnings before  depreciation,  amortization,  non-cash stock option expense and  non-one-time,  non-recurring,  non-cash  expenses related to acquisitions and associated equity financings,  as determined in accordance with
GAAP.

         "ELIGIBLE  ACCOUNTS"  are billed  Accounts  in the  ordinary  course of
Borrower's  business that meet all Borrower's  representations and warranties in
Section 5.3,  have been,  at the option of Bank,  confirmed in  accordance  with
Section  2.1.1  (d),  and  are  due  and  owing  from  Account   Debtors  deemed
creditworthy by Bank in its sole discretion.  Without limiting the fact that the determination  of which  Accounts  are  eligible  hereunder  is a matter of Bank discretion in each instance,  Eligible  Accounts shall not include the following
Accounts  (which  listing  may be amended or changed in Bank's  discretion  with notice to Borrower):

         (a) Accounts  that the Account  Debtor has not paid within  ninety (90)
days of invoice date;

         (b)  Accounts for an Account  Debtor,  fifty  percent  (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

         (c) Accounts for which the Account  Debtor does not have its  principal place of business in the United States,  unless agreed to by Bank in writing, in its sole discretion, on a case-by-case basis;

         (d) Accounts  greater  than  $250,000 in the  aggregate,  for which the
Account Debtor is a federal  government  entity or any  department,  agency,  or instrumentality  thereof  except for Accounts of the United  States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C.  3727, the  "Assignment of
Claims Act"); provided, however, that for so long as Borrower's Net Cash Balance is greater than $5,000,000, the carve out of $250,000 above will be increased to
$500,000;

         (e) Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called "contra" accounts,  accounts payable, customer deposits or credit accounts);

         (f) Accounts for  demonstration or promotional  equipment,  or in which goods are consigned,  sales guaranteed,  sale or return, sale on approval,  bill and hold, or other terms if Account Debtor's payment may be conditional;

         (g)  Accounts  for which the Account  Debtor is  Borrower's  Affiliate, officer, employee, or agent;

         (h) Accounts in which the Account  Debtor  disputes  liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed  or  claimed  amount),  or if  the  Account  Debtor  is  subject  to an
Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (i)  Accounts  acquired by  Borrower  pursuant  to that  certain  Asset
Purchase  Agreement,  dated May 19,  2005,  as amended by a  Amendment  to Asset
Purchase  Agreement,  dated June 14, 2005 and as amended by a Second  Amended to
Asset  Purchase  Agreement,   dated  July  29,  2005,  by  and  among  Borrower,
Confidential Business Resources, Inc., Fischer & Associates,  Inc. and Halsey S.
Fischer,  other than accounts  receivable  from  Gallagher  Bassett,  that would otherwise not be an "Ineligible Receivable" but for this subsection (j).

         (j)  Accounts for which Bank  reasonably  determines  collection  to be doubtful or any Accounts which are unacceptable to Bank for any reason.

         "ERISA" is the Employment  Retirement  Income Security Act of 1974, and
its regulations.

         "EVENTS OF DEFAULT" are set forth in Article 8.

         "FACILITY  AMOUNT" is Six Million Two Hundred  Fifty  Thousand  Dollars
($6,250,000).

         "FACILITY FEE" is defined in Section 2.2.2.

         "FINANCE CHARGES" is defined in Section 2.2.3.

         "FINANCED RECEIVABLES" are all those Eligible Accounts, including their proceeds  which  Bank  finances  and makes an  Advance,  as set forth in Section
2.1.1.  A Financed  Receivable  stops being a Financed  Receivable  (but remains
Collateral)  when the Advance  made for the Financed  Receivable  has been fully paid.

         "FINANCED  RECEIVABLE  BALANCE"  is the total  outstanding  gross  face amount, at any time, of any Financed Receivable.

         "FOREIGN  CURRENCY"  means  lawful  money of a country  other  than the
United States.

         "GAAP" is generally accepted accounting principles.

         "GUARANTOR"  is any  present or future  guarantor  of the  Obligations, including GlobalOptions Group, Inc.

         "GUARANTY"  is that certain  secured  Guaranty by Guarantor in favor of
Bank, dated March 8, 2006, as amended.

         "INDEBTEDNESS"  is (a)  indebtedness for borrowed money or the deferred price of property or services,  such as reimbursement  and other obligations for surety bonds and letters of credit, (b) obligations  evidenced by notes,  bonds, debentures  or  similar  instruments,  (c)  capital  lease  obligations  and (d)
Contingent Obligations.

         "INSOLVENCY  PROCEEDING"  is any  proceeding  by or against  any Person under the United States  Bankruptcy  Code, or any other bankruptcy or insolvency
law,  including   assignments  for  the  benefit  of  creditors,   compositions,
extensions generally with its creditors,  or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY COLLATERAL" is a defined in the IP Agreement.

         "INVESTMENT"   is  any  beneficial   ownership  of  (including   stock,
partnership  interest or other securities) any Person,  or any loan,  advance or capital contribution to any Person.

         "INVOICE  TRANSMITTAL"  shows Eligible  Accounts which Bank may finance and,  for each such  Account,  includes  the Account  Debtor's,  name,  address, invoice amount, invoice date and invoice number.

         "IP AGREEMENT" is that certain Intellectual Property Security Agreement by and between Borrower and Bank of even date herewith.

         "LETTER OF CREDIT"  means a standby  letter of credit issued by Bank or another institution based upon an application,  guarantee,  indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

         "LETTER OF CREDIT APPLICATION" is defined in Section 2.1.2(a).

         "LETTER  OF  CREDIT  RESERVE"  has the  meaning  set  forth in  Section
2.1.2(d).

         "LOCKBOX" is defined in Section 2.2.7.

          "LIEN" is a mortgage,  lien, deed of trust, charge,  pledge,  security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively,  this Agreement, any note, or notes or guaranties  executed by BORROWER,  and any other present or future  agreement between  Borrower  and/or  for  the  benefit  of Bank in  connection  with  this
Agreement, all as amended, extended or restated.

         "MASK WORKS" is defined in the IP Agreement.

         "MATERIAL  ADVERSE  CHANGE"  is:  (i)  A  material  impairment  in  the perfection or priority of Bank's  security  interest in the Collateral or in the value of such  Collateral;  (ii) a  material  adverse  change  in the  business, operations,  or condition  (financial  or  otherwise)  of  Borrower;  or (iii) a material  impairment  of  the  prospect  of  repayment  of  any  portion  of the
Obligations; or (iv) Bank determines, based upon information available to it and in its reasonable judgment,  that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the  financial  covenants  in Section 6 during the next succeeding financial reporting period.

         "MATURITY DATE" is 364 days from the date of this Agreement.

         "MINIMUM FINANCE CHARGE" is One Thousand Dollars ($1,000.00); provided, however that if Borrower's  average  aggregate  monthly demand  deposit  account balance is greater than $2,000,000 in any month,  the Minimum Finance Charge for the following month shall be waived.

         "NET CASH BALANCE" is  Borrower's  daily cash balance at Bank minus all outstanding  Advances  and minus the face amount of all  outstanding  Letters of
Credit.

         "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties  owing,  arising,  due or payable by  Borrower to Bank now or later under
this  Agreement  or  any  other  document,   instrument  or  agreement,  account
(including  those  acquired by  assignment)  primary or  secondary,  such as all

Advances,  Finance Charges,  Facility Fee,  Collateral  Handling Fee,  interest, fees,  expenses,  professional fees and attorneys' fees, or other amounts now or hereafter owing by Borrower to Bank.

         "PATENTS" is defined in the IP Agreement.

         "PERFECTION CERTIFICATE" is that certain Perfection Certificate,  dated
February 3, 2006  submitted  to Bank in  connection  with the Loan and  Security
Agreement by and between Borrower and Bank of even date therewith, as amended by that First Amendment to Perfection Certificate, attached hereto as EXHIBIT C.

         "PERMITTED  ACQUISITIONS"  include (i)  acquisitions  by  Borrower,  of substantially  all the stock or property of any Person or (ii)  acquisitions  by
Guarantor which result in substantially all of the stock or property of a Person being owned by Borrower following the closing of such transaction,  in each case where:

         (a) Borrower  has provided  Bank with no less than 30 days notice prior to the closing of such  transaction,  which notice  includes the details of such transaction,  including,  without limitation, the name of the Person Borrower or
Guarantor,  as the case may be, is acquiring,  the total  consideration  for the transaction  (broken out into line items for cash and other property),  the form of the transaction  (asset purchase,  stock purchase or otherwise) and any other information reasonably requested by Bank;

         (b)  Borrower  has  provided  Bank  with  lien  and  judgment  searches conducted by Borrower on the Person being  acquired  prior to the closing of the transaction (which shall include,  without limitation lien searches on any other names (prior  names,  d/b/a's or  otherwise) of such Person used within the past five years);

         (c) Borrower's Net Cash Balance is greater than $5,000,000 prior to and immediately following such transaction;

         (d) The cash portion of the purchase  price in such  transaction is not more than  $5,000,000 in the  aggregate,  including any  contingent  obligations
(other than earn out payments);

         (e) The aggregate  cash portion of the purchase  price paid in all such
transactions   during  the  term  of  this   Agreement,   including   contingent
obligations,  is not more than $15,000,000 in the aggregate (other than earn out payments);

         (f) An Event of Default has not  occurred  and is  continuing  or could reasonably be expected to result from such transaction; and

         (g) The assets of the target company in such  acquisition  are free and clear of all Liens that would not otherwise constitute Permitted Liens hereunder at the time of the closing of such transaction.

         In addition, for purposes hereof,  Guarantor's  acquisition of Hyperion
Risk.  Inc., a Florida  corporation,  on July 24, 2006 will also be considered a
"Permitted  Acquisition"  hereunder  and will not be included  in the  aggregate purchase price cap set forth in subsection (e) above.

          "PERMITTED INDEBTEDNESS" is:

         (a)  Borrower's  indebtedness  to Bank under this Agreement or the Loan
Documents;

         (b) Subordinated Debt;

         (c) Indebtedness to trade creditors  incurred in the ordinary course of business; and

         (d) Indebtedness secured by Permitted Liens.

         "PERMITTED  INVESTMENTS" are: (i) marketable direct  obligations issued or  unconditionally  guaranteed  by the United States or its agency or any state maturing within 1 year from its  acquisition,  (ii) commercial paper maturing no more than 1 year after its  creation  and having the highest  rating from either
Standard & Poor's Corporation or Moody's Investors  Service,  Inc., (iii) Bank's
certificates  of deposit issued  maturing no more than 1 year after issue,  (iv)
any other investments administered through Bank.

         "PERMITTED LIENS" are:

         (a) Liens arising under this Agreement or other Loan Documents;

         (b) Liens for taxes,  fees,  assessments or other government charges or levies,  either not  delinquent  or being  contested in good faith and for which
Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c)  Purchase  money  Liens  securing  no more than  $50,000.00  in the aggregate  amount  outstanding  (i) on  equipment  acquired  or held by Borrower incurred for financing the  acquisition  of the  equipment,  or (ii) existing on
equipment  when  acquired,   IF  the  Lien  is  confined  to  the  property  and
improvements and the proceeds of the equipment;

         (d) Leases or  subleases  and  non-exclusive  licenses  or  sublicenses granted in the ordinary course of Borrower's business, IF the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

         (e) Liens  incurred in the  extension,  renewal or  refinancing  of the indebtedness  secured by Liens  described in (a) through (d), BUT any extension, renewal or  replacement  Lien must be limited to the property  encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship,  partnership,  limited liability company, joint venture, company, trust,  unincorporated  organization, association,  corporation,  institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK  ASSETS" is, on any date,  Borrower's  unrestricted  cash,  cash equivalents,  net accounts  receivable and investments  with maturities of fewer than 12 months determined according to GAAP.

         "RECONCILIATION DAY" is the last calendar day of each month.

         "RECONCILIATION PERIOD" is each calendar month.

         "RESPONSIBLE   OFFICER"  is  each  of  the  Chief  Executive   Officer,
President, Chief Financial Officer and Controller of Borrower.

         "SUBORDINATED  DEBT"  is debt  incurred  by  Borrower  subordinated  to
Borrower's  debt to Bank  (pursuant to a  subordination  agreement  entered into between Bank,  Borrower and the subordinated  creditor),  on terms acceptable to
Bank.

         "SUBSIDIARY" is any Person, corporation, partnership, limited liability company,  joint venture,  or any other business entity of which more than 50% of the voting stock or other equity  interests is owned or controlled,  directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness,  and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

         "TRADEMARKS" is defined in the IP Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed  instrument under the laws of the State of California as of the date first above written.

BORROWER:

GLOBALOPTIONS, INC.

By /s/ Harvey W. Schiller, Ph.D.
   ----------------------------------------
Name: Harvey W. Schiller, Ph.D.
      -------------------------------------
Title: Chairman and Chief Executive Officer
       ------------------------------------

BANK:

SILICON VALLEY BANK

By /s/ Ian C. Willard
   ----------------------------------------
Name: Ian C. Willard
      -------------------------------------
Title: Vice President
       ------------------------------------

Acknowledged and Agreed by Guarantor:

GLOBALOPTIONS GROUP, INC.

By /s/ Harvey W. Schiller, Ph.D.
   ----------------------------------------
Name: Harvey W. Schiller, Ph.D.
      -------------------------------------
Title: Chairman and Chief Executive Officer
       ------------------------------------